                                                                  EXHIBIT 4.4


                                                                  CONFORMED COPY







                             PATHMARK STORES, INC.



                                  $500,000,000

                                Credit Agreement

                           dated as of June 30, 1997



                            The Lenders Party Hereto



                             Chase Securities Inc.
                                  as Arranger

                            The Chase Manhattan Bank
                            as Administrative Agent



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                               TABLE OF CONTENTS

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                                                                                                                PAGE
                                                       ARTICLE I

                                                      Definitions
                                                      -----------
SECTION 1.01.       Defined Terms..........................................................................           1
SECTION 1.02.       Classification of Loans and Borrowings.................................................          20
SECTION 1.03.       Terms Generally........................................................................          20
SECTION 1.04.       Accounting Terms; GAAP.................................................................          21

                                                       ARTICLE II

                                                      The Credits
                                                      -----------
SECTION 2.01.       Commitments............................................................................          21
SECTION 2.02.       Loans and Borrowings...................................................................          21
SECTION 2.03.       Requests for Borrowings................................................................          21
SECTION 2.04.       Swingline Loans........................................................................          22
SECTION 2.05.       Letters of Credit......................................................................          23
SECTION 2.06.       Funding of Borrowings..................................................................          25
SECTION 2.07.       Interest Elections.....................................................................          26
SECTION 2.08.       Termination and Reduction of Commitments...............................................          27
SECTION 2.09.       Repayment of Loans; Evidence of Debt...................................................          27
SECTION 2.10.       Amortization of Term Loans.............................................................          28
SECTION 2.11.       Prepayment of Loans....................................................................          30
SECTION 2.12.       Fees...................................................................................          31
SECTION 2.13.       Interest...............................................................................          31
SECTION 2.14.       Alternate Rate of Interest.............................................................          32
SECTION 2.15.       Increased Costs........................................................................          32
SECTION 2.16.       Break Funding Payments.................................................................          33
SECTION 2.17.       Taxes..................................................................................          33
SECTION 2.18.       Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Partial Mortgages.........          34
SECTION 2.19.       Mitigation Obligations; Replacement of Lenders.........................................          36

                                                      ARTICLE III

                                             Representations and Warranties
                                             ------------------------------
SECTION 3.01.       Organization; Powers...................................................................          36
SECTION 3.02.       Authorization; Enforceability..........................................................          36
SECTION 3.03.       Governmental Approvals; No Conflicts...................................................          36
SECTION 3.04.       Financial Condition; No Material Adverse Change........................................          37
SECTION 3.05.       Properties.............................................................................          37
SECTION 3.06.       Litigation and Environmental Matters...................................................          37

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                                                                                                                PAGE
SECTION 3.07.       Compliance with Laws and Agreements....................................................          38
SECTION 3.08.       Investment and Holding Company Status..................................................          38
SECTION 3.09.       Taxes..................................................................................          38
SECTION 3.10.       ERISA..................................................................................          38
SECTION 3.11.       Disclosure.............................................................................          38
SECTION 3.12.       Subsidiaries...........................................................................          38
SECTION 3.13.       Insurance..............................................................................          38
SECTION 3.14.       Labor Matters..........................................................................          38
SECTION 3.15.       Solvency...............................................................................          39
SECTION 3.16.       Security Documents.....................................................................          39
SECTION 3.17        Federal Reserve Regulations............................................................          39
SECTION 3.18.       Existing Letters of Credit.............................................................          40

                                                       ARTICLE IV

                                                       Conditions
                                                       ----------
SECTION 4.01.       Effective Date.........................................................................          40
SECTION 4.02.       Each Credit Event......................................................................          42

                                                       ARTICLE V

                                                Affirmative Covenants
                                                ---------------------
SECTION 5.01.       Financial Statements and Other Information.............................................          42
SECTION 5.02.       Notices of Material Events.............................................................          43
SECTION 5.03.       Information Regarding Collateral.......................................................          43
SECTION 5.04.       Existence; Conduct of Business.........................................................          44
SECTION 5.05.       Payment of Obligations.................................................................          44
SECTION 5.06.       Maintenance of Properties..............................................................          44
SECTION 5.07.       Insurance..............................................................................          44
SECTION 5.08.       Casualty and Condemnation..............................................................          45
SECTION 5.09.       Books and Records; Inspection..........................................................          45
SECTION 5.10.       Compliance with Laws...................................................................          45
SECTION 5.11.       Use of Proceeds and Letters of Credit..................................................          45
SECTION 5.12.       Additional Subsidiaries................................................................          45
SECTION 5.13        Further Assurances.....................................................................          45

                                                       ARTICLE VI

                                                   Negative Covenants
                                                   ------------------
SECTION 6.01.       Indebtedness; Certain Equity Securities................................................          46
SECTION 6.02.       Liens..................................................................................          48
SECTION 6.03.       Fundamental Changes....................................................................          50
SECTION 6.04.       Investments, Loans, Advances, Guarantees and Acquisitions..............................          50
SECTION 6.05        Asset Sales............................................................................          50
SECTION 6.06        Sale/Leaseback Transactions............................................................          51
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                                       2
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
SECTION 6.07.       Hedging Agreements.....................................................................          52
SECTION 6.08.       Restricted Payments; Certain Payments of Indebtedness..................................          52
SECTION 6.09.       Transactions with Affiliates...........................................................          52
SECTION 6.10.       Restrictive Agreements.................................................................          53
SECTION 6.11.       Amendment of Material Documents........................................................          53
SECTION 6.12.       Restriction on Leases..................................................................          53
SECTION 6.13.       Sale or Discount of Receivables........................................................          53
SECTION 6.14.       Fiscal Year............................................................................          53
SECTION 6.15.       Capital Expenditures...................................................................          54
SECTION 6.16.       Leverage Ratio.........................................................................          54
SECTION 6.17.       Consolidated Interest and Rental Expense Coverage Ratio................................          54
SECTION 6.18.       Minimum Consolidated EBITDA............................................................          55
SECTION 6.19.       Senior Debt Leverage Ratio.............................................................          56

                                                      ARTICLE VII

                    Events of Default......................................................................          56
                    -----------------
                                                      ARTICLE VIII

                    The Administrative Agent...............................................................          58
                    ------------------------
                                                       ARTICLE IX

                                                     Miscellaneous
                                                     -------------
SECTION 9.01.       Notices................................................................................          59
SECTION 9.02.       Waivers; Amendments....................................................................          60
SECTION 9.03.       Expenses; Indemnity; Damage Waiver.....................................................          60
SECTION 9.04.       Successors and Assigns.................................................................          61
SECTION 9.05.       Survival...............................................................................          63
SECTION 9.06.       Counterparts; Integration; Effectiveness...............................................          63
SECTION 9.07.       Severability...........................................................................          63
SECTION 9.08.       Right of Setoff........................................................................          63
SECTION 9.09.       Governing Law; Jurisdiction; Consent to Service of Process.............................          64
SECTION 9.10.       WAIVER OF JURY TRIAL...................................................................          64
SECTION 9.11.       Headings...............................................................................          64
SECTION 9.12.       Confidentiality........................................................................          64
SECTION 9.13.       Interest Rate Limitation...............................................................          65


SCHEDULES:
---------

Schedule 1.01(a)    -- Mortgaged Properties
Schedule 1.01(b)    -- Stores Held for Sale
Schedule 1.01(c)    -- Permitted Sale/Leaseback Real Estate
Schedule 2.01       -- Commitments
Schedule 3.05(c)    -- Real Property
Schedule 3.05(d)    -- Condemnation Proceedings and Sales

Schedule 3.12       -- Subsidiaries
Schedule 3.13       -- Insurance
Schedule 3.16(d)    -- Mortgage Filing Offices
Schedule 3.18       -- Existing Letters of Credit
Schedule 6.01       -- Existing Indebtedness
Schedule 6.02       -- Existing Liens and Covered Real Property
Schedule 6.04       -- Existing Investments
Schedule 6.10       -- Existing Restrictions


EXHIBITS:
--------

Exhibit A           -- Form of Assignment and Acceptance
Exhibit B-1         -- Form of Opinion of Shearman & Sterling
Exhibit B-2         -- Form of Opinion of General Counsel of the Borrower
Exhibit C           -- Form of Opinion of Local Counsel
Exhibit D           -- Form of Guarantee Agreement
Exhibit E           -- Form of Indemnity, Subrogation and Contribution Agreement
Exhibit F           -- Form of Pledge Agreement
Exhibit G           -- Form of Security Agreement
Exhibit H           -- Form of Mortgage

                    CREDIT AGREEMENT dated as of June 30, 1997, among
                PATHMARK STORES, INC., the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and CIBC Inc. and Corestates Bank, N.A., as Co-Agents.

    The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

    "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

    "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

    "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

    "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

    "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

    "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

    "Applicable Rate" means, for any day with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread-Tranche A Term Loans and Revolving Loans", "ABR Spread-Tranche B Term Loans", "Eurodollar Spread-Tranche A Term Loans and Revolving Loans", "Eurodollar Spread-Tranche B Term Loans" or "Commitment Fee Rate", as the case may be, in each case based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to
Section 5.01(b), of the Borrower's consolidated financial statements for the Borrower's first full fiscal quarter ending after the Effective Date, the "Applicable Rate" shall for all purposes be the applicable rate per annum set forth below with respect to Category 1:

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                                               ABR
                                             SPREAD                        EURODOLLAR
                                         TRANCHE A TERM       ABR        SPREADTRANCHE A    EURODOLLAR
                                              LOANS         SPREAD            TERM            SPREAD     COMMIT- MENT
                                          AND REVOLVING    TRANCHE B        LOANS AND        TRANCHE B       FEE
LEVERAGE RATIO                                LOANS       TERM LOANS     REVOLVING LOANS    TERM LOANS      RATE
---------------------------------------  ---------------  -----------  -------------------  -----------  -----------
Category 1.............................         1.25%          1.50%            2.25%            2.50%         .50%
Greater than 6.00 to 1.00
-----------------------------------------------------------------------------------------------------------------------------------
Category 2.............................         1.00%          1.50%            2.00%            2.50%         .50%
Equal to or less than 6.00 to 1.00 but
  greater than 5.50 to 1.00............
-----------------------------------------------------------------------------------------------------------------------------------
Category 3.............................          .75%          1.25%            1.75%            2.25%         .50%
Equal to or less than 5.50 to 1.00 but
  greater than 5.00 to 1.00............
-----------------------------------------------------------------------------------------------------------------------------------
Category 4.............................          .50%          1.00%            1.50%            2.00%        .375%
Equal to or less than 5.00 to 1.00 but
  greater than 4.75 to 1.00............
-----------------------------------------------------------------------------------------------------------------------------------
Category 5.............................          .25%          1.00%            1.25%            2.00%        .375%
Equal to or less than 4.75 to 1.00.....
-----------------------------------------------------------------------------------------------------------------------------------

    For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of each Fiscal Year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

    "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

    "Asset Sale" means (a) the sale by the Borrower or any Subsidiary to any Person other than the Borrower or any wholly owned Subsidiary of (i) any of the stock of any Subsidiary or (ii) any other assets (whether tangible or intangible) of the Borrower or any Subsidiary and (b) the assignment by the Borrower or any Subsidiary to any Person other than the Borrower or any wholly owned Subsidiary of any lease, whether a Capital Lease Obligation or an Operating Lease, to which it is a party as lessee.

    "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

    "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

    "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

    "Borrower" means Pathmark Stores, Inc., a Delaware corporation.

    "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

    "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

    "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

    "Capital Expenditures" means, for any period, (a) the sum of (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period minus (b) the aggregate amount of all Net Proceeds of Asset Sales received by the Borrower and the Subsidiaries during such period in connection with Permitted Sale/ Leaseback Transactions with respect to any property all or a portion of the purchase price of which was included in the calculation of Capital Expenditures for such period or any prior period after the Effective Date. For purposes of this definition,
(a) the purchase price of any Equipment that is purchased simultaneously with the trade-in or other disposition in the ordinary course of business of existing Equipment or with insurance proceeds received by the Borrower or any of the Subsidiaries in respect of the actual or constructive total loss of any Equipment shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Equipment for the Equipment being traded in at such time or the amount of proceeds from such other disposition or the amount of such insurance proceeds, as the case may be, and (b) the amount of any expenditure for any Equipment (the "New Equipment") that replaces existing leased Equipment (the "Leased Equipment") that was purchased at the end of the applicable lease term and then subsequently sold for a greater amount shall be included in Capital
Expenditures only to the extent of the gross amount of the expenditure for the New Equipment less the excess of the proceeds received by the Borrower or any of the Subsidiaries from the sale of the Leased Equipment over the gross amount of the purchase price of the Leased Equipment.

    "Capital Lease" of any Person means any lease of real or personal property or a combination thereof, by such Person as Lessee that is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

    "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

    "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

    "Change in Control" means (a) at any time that SMG-II Holdings has beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act ("Beneficial Ownership")), directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of the Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than Merrill Lynch Capital Partners, Inc. ("MLCP") or any of its Affiliates or Equitable or any of its Affiliates) shall have or shall have acquired Beneficial Ownership, directly or indirectly, of Securities of SMG-II Holdings (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of SMG-II Holdings entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; (b) at any time that Supermarket Holdings has Beneficial Ownership, directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of the Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates, Equitable or any of its Affiliates, or SMG-II Holdings) shall have or shall have acquired Beneficial Ownership directly or indirectly, of Securities of Supermarket Holdings (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Supermarket Holdings entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; (c) at any time that Holdings has Beneficial Ownership, directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of the Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates, Equitable or any of its Affiliates, SMG-II Holdings or Supermarket Holdings) shall have or shall have acquired Beneficial Ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; (d) any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates or Equitable or any of its Affiliates (including SMG-II Holdings, Supermarket Holdings or Holdings, in each case so long as such Person is an Affiliate of MLCP or Equitable)) shall have acquired Beneficial Ownership, directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of the

Borrower entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or (e) a "Change in Control" (as defined in the Supplemental Holdings Subordinated
Note Indenture, the Supplemental Holdings Subordinated Debenture Indenture, any of the Subordinated Debt Indentures or any of the Refinancing Debt Indentures) shall occur.

    "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

    "Chefmark" means Chefmark, Inc., a Delaware corporation.

    "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

    "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any Subsidiary in the ordinary course of business of the Borrower or such Subsidiary.

    "Commitment" means a Revolving Commitment, Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

    "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) provisions for taxes based on income for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) total non-cash interest expense of the Borrower with respect to the Junior Subordinated Notes for such period, (f) other non-cash items (including charges for inventory accounted for on a last in, first out basis) reducing Consolidated Net Income for such period and (g) all extraordinary and unusual charges during such period, and minus, without duplication and to the extent increasing Consolidated Net Income for such period, (h) all extraordinary and unusual gains during such period and (i) other non-cash items during such period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

    "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period, plus, without duplication, Consolidated Rental Payments for such period.

    "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and the Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements, but excluding (a) any amounts referred to in Section 2.12 payable to the Administrative Agent and the Lenders on or before the Effective Date, (b) any deferred financing expenses amortized by the Borrower and the Subsidiaries during such period and (c) any non-cash interest expense of the Borrower for such period with respect to the Junior Subordinated Notes.

    "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries.

    "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by the Borrower and the Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which the Borrower or any Subsidiary is a party as lessee (in each case net of any sublease income received or receivable by the Borrower and the Subsidiaries on a consolidated basis during that period with respect thereto), excluding, however, (a) any amount of rent for which the Borrower or any Subsidiary is contingently liable under any lease as a result of the assignment thereof by the Borrower or such Subsidiary to any Person and (b) any tax, insurance, maintenance and similar expenses that the Borrower or any Subsidiary is obligated to pay as lessee under the terms of the applicable lease.

    "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

    "Corestates" means Corestates Bank, N.A.

    "Covered Real Property" means, at any time, (a) any Real Property Asset listed on Schedule 6.02 that is not, at such time, subject to Liens permitted under Section 6.02 securing Indebtedness (other than the Obligations) of the Borrower or any Subsidiary permitted under Section 6.01; (b) any Real Property Asset (other than any Real Property Asset listed in Schedule 6.02) consisting of a leasehold interest in real property now owned or hereafter acquired by the Borrower or any Subsidiary; and (c) any Real Property Asset (other than any Real Property Asset listed in Schedule 6.02) consisting of a fee interest in real property now owned or hereafter acquired by the Borrower or any Subsidiary, excluding, however, (i) any fee interest in undeveloped land held by the Borrower or any Subsidiary for the development of a Related Store, provided that construction of such Related Store has commenced thereon not later than 270 days following the acquisition of such fee interest in undeveloped land by the Borrower or such Subsidiary, (ii) any fee interest in any Real Property Asset consisting of a Related Store that is under construction, provided that (A) such construction has not been continuing for longer than one year and (B) such fee interest was not, prior to the commencement of such construction, required to be encumbered by a Mortgage pursuant to Section 5.13(b), (iii) any fee interest in any Real Property Asset consisting of a Related Store the construction of which is complete, provided that (A) no more than 270 days have elapsed since the later of the date of completion of such construction and the date on which the Borrower or any Subsidiary acquired such fee interest and (B) such fee interest was not previously required to be encumbered by a Mortgage pursuant to Section 5.13(b); (iv) any fee interest in any Real Property Asset consisting of a Related Store (whether fully constructed or under construction) that is subject to a Lien permitted under Section 6.02(d); and (v) any Real Property Asset from and after such time as such Real Property Asset becomes subject to a Lien permitted under Section 6.02(e) or Section 6.02(f), provided that if an Unavoidable Delay (as defined below) occurs during any time period specified with respect to any

Related Store in clause (i), (ii) or (iii) above, such time period for such Related Store shall be extended for a period equal to the duration of such Unavoidable Delay plus 5 Business Days. For purposes of the foregoing, the term "Unavoidable Delay" means the prevention of, or delay in, the performance of any obligation or the satisfaction of any condition set forth in the proviso to clause (i), (ii) or (iii) above as a result of the occurrence of any unforeseeable condition beyond the reasonable control of the Borrower or any Subsidiary, including any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, act of God, governmental restriction or regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage or fire or other casualty.

    "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

    "Dollars" or "$" refers to lawful money of the United States of America.

    "Earliest Subordinated Debt Maturity Date" means (a) until the issuance of any Refinancing Debt, June 15, 2002, and (b) from and after the date of any issuance of any Refinancing Debt, the earliest date on which any of the then-outstanding Subordinated Debt or Refinancing Debt matures.

    "Effective Date" means the date on which the conditions specified in Section
4.01 are satisfied (or waived in accordance with Section 9.02).

    "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to public or employee health and safety matters.

    "Environmental Liability" means any liability (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines or penalties) of the Borrower or any Subsidiary actually incurred and directly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    "Equipment" shall have the meaning assigned to such term in the Security Agreement.

    "Equitable" means The Equitable Life Assurance Society of the United States.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
(g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
     VII.

         "Excess Cash Flow" means, for any period, the sum (without duplication) of:

         (a) the Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

         (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

         (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

         (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period; minus

         (e) Capital Expenditures for such period; minus

         (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(b) or (c), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause (f), be deducted in determining Excess Cash Flow when made, and (iv) Indebtedness referred to in clauses (iii) of Section 6.01(a); minus

         (g) the amount, if any, by which the consolidated deferred expenses of the Borrower and its Subsidiaries increased during such period; minus

          (h) $25,000,000.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

    "Excluded Asset Sales" means (a) asset sales in connection with any Permitted Sale/Leaseback Transaction, (b) sales of (i) manufacturers' coupons to entities engaged in the business of processing such coupons and obtaining payment from the issuers thereof and (ii) receivables from third-party healthcare providers and insurers, relating to reimbursements owed to the Borrower or its Subsidiaries in connection with the sale of prescription medicines, medical devices and other healthcare products, to entities engaged in the business of processing and collecting such receivables from the obligors thereunder, (c) sales of stores and related store assets listed on Schedule 1.01(b) and (d) sales of inventory made in connection with any transfer of assets of the Borrower or its Subsidiaries, relating to the inventory distribution functions of the Borrower's or such Subsidiary's business, to third parties who will perform such functions under contractual out-sourcing arrangements.


    "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its overall net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or any branch office (other than a branch office that is deemed to exist solely as a result of the Loans or any transaction contemplated hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the principal office, applicable lending office or any branch office (other than a branch office that is deemed to exist solely as a result of the Loans or any other transaction contemplated hereunder) of any Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, designates a new lending office, becomes a party to a merger or to a similar conveyance of its assets in which such Foreign Lender goes out of existence or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) and complies with Section 2.17(e).

    "Existing Credit Agreement" means the Credit Agreement dated as of October 26, 1993, as amended, among the Borrower, the financial institutions from time to time party thereto and Bankers Trust Company, as Agent.

    "Existing Letter of Credit" means each letter of credit listed on Schedule 3.18.

    "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

    "Financing Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof on the Effective Date and the issuance of Letters of Credit hereunder.

    "Fiscal Year" means the fiscal year of the Borrower and the Subsidiaries ending on the Saturday closest to January 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

    "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

    "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

    "Fronting Fee" has the meaning assigned to such term in Section 2.12(b).

    "GAAP" means generally accepted accounting principles in the United States of America.

    "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

    "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

    "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Loan Parties (other than the Real Estate Subsidiaries) in favor of the Administrative Agent for the benefit of the Secured Parties.

    "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

    "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into by the Borrower or any Subsidiary.

    "Holdings" means PTK Holdings, Inc., a Delaware corporation.

    "Holdings Bond Indenture" means the indenture dated as of October 26, 1993, between Holdings and Nations Bank of Georgia, National Association, as trustee, pursuant to which the Holdings Bonds are issued, as such indenture may be amended from time to time (other than pursuant to an amendment that would result in an Event of Default under paragraph (o) of Article VII).

    "Holdings Bonds" means the 10 1/4% Exchangeable Guaranteed Debentures due 2003 of Holdings issued pursuant to the Holdings Bond Indenture on October 26, 1993, in an outstanding principal amount of $28,168,000 as of May 3, 1997.

    "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

    "Indemnified Taxes" means Taxes other than Excluded Taxes.

    "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

    "Information Memorandum" means the Confidential Information Memorandum dated June 1997 relating to the Borrower and the Financing Transactions.

    "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

    "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the 15th day of each January, April, July and October, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

    "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a

Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

    "Issuing Bank" means (a) The Chase Manhattan Bank (b) Corestates, with respect to the Existing Letter of Credit issued by it so long as such Existing Letter of Credit remains outstanding and (c) any other Lender selected by the Borrower with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, with the consent of the Borrower (which consent shall not be unreasonably withheld), arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

    "Junior Subordinated Note Indenture" means the indenture pursuant to which the Junior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under Section 6.11.

    "Junior Subordinated Notes" means the up to $225,250,000 principal amount at final maturity of 10-3/4% Junior Subordinated Deferred Coupon Notes due 2003 of the Borrower issued pursuant to the Junior Subordinated Note Indenture.

    "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.



    "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

    "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

    "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

    "Letter of Credit" means (a) any letter of credit issued pursuant to this Agreement and (b) the Existing Letter of Credit issued by Corestates.

    "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

    "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

    "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

    "Loan Documents" means this Agreement, the Letters of Credit, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

    "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

    "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

    "Margin Stock" shall have the meaning assigned to such term in Regulation U.

    "Material Adverse Effect" means (a) a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform any of its obligations of a monetary nature under any Loan Document or (b) impairment of the rights of the Administrative Agent or the Lenders to enforce any obligations of a monetary nature under any Loan Document.

    "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiary Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness at any time, the "principal amount" of the obligations of the Borrower or any Subsidiary Loan Party in respect of any Hedging Agreement at such time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

    "Moody's" means Moody's Investors Service, Inc.

    "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other substantially similar instrument granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit H.

    "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and identified on Schedule 1.01(a), and, from time to time, includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

    "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

   "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $500,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments in excess of $500,000, in each case net of (b) the sum of (i) all reasonable commissions, discounts, fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans), and to pay any premium, penalty and interest with respect to such Indebtedness, to the extent such Indebtedness is secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes that are paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the two years following the date of such event, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (iv) the reasonable costs and expenses of any repairs, alterations or improvements made by the Borrower or any Subsidiary to the assets sold to the extent such repairs, alterations or improvements were required pursuant to the terms of such event; provided, however, that, with respect to any sale, transfer or other disposition of an asset (including pursuant to a Sale/Leaseback Transaction or a casualty or other insured damage or condemnation or similar proceeding), if (A) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent within 10 Business Days of such sale, transfer or other disposition setting forth the Borrower's intent to use the proceeds of such sale, transfer or other disposition to repair the assets that are the subject of such sale, transfer or other disposition or replace such assets with other similar assets to be used in the same line of business, in each case within 270 days of receipt of such proceeds (or, in the case of a casualty or other insured damage or condemnation, 365 days of receipt of such proceeds) and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 270-day period (or, in the case of a casualty or other insured damage or condemnation, 365-day period), at which time such proceeds not so used shall be deemed to be Net Proceeds.

    "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

    "Non-Recourse Indebtedness" means, as applied to any Person, all Indebtedness of that Person secured by Liens on specified assets of that Person under the terms of which (a) no recourse may be had against that or any other Person for the payment of the principal of or interest or premium on such Indebtedness or for any claim based thereon and (b) the enforcement of all obligations relating to such Indebtedness is limited to foreclosure or other actions with respect to such specified assets.

    "Obligations" has the meaning assigned to such term in the Security
Agreement.

    "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

    "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan

Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation defined in
Section 4002 of ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Administrative Agent.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes, assessments, governmental charges or claims that are not yet due or are being contested in compliance with
     Section 5.05;

         (b) carriers', construction, warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, payment, performance and return-of-money bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

         (f) easements, zoning restrictions, minor defects, encroachments or irregularities in title, rights-of-way and similar encumbrances on real property that do not secure any monetary obligations and do not interfere in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;

         (g) leases, subleases and licenses granted to third parties not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

         (h) any (i) interest or title of a lessor or sublessor under any lease permitted by Section 6.12, (ii) easement, restriction or encumbrance to which the interest or title of such lessor or sublessor may by subject or
     (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
     (ii);


         (i) Liens arising from filing Uniform Commercial Code financing statements relating solely to leases permitted by this Agreement;

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (k) Liens in favor of issuers of Commercial Letters of Credit encumbering any goods or documents covered by such Commercial Letters of Credit and securing obligations that are not overdue for a period of more than 15 days; and

         (l) encumbrances referred to in Schedule B of the title policies insuring the Mortgages.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state of the United States of America or any political subdivision of such state or any public instrumentality thereof, in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest rating obtainable from S&P or from Moody's (or, in the case of tax-exempt securities referred to as "Variable Rate Demand Notes", maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A from S&P or at least A2 from Moody's);

         (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

         (e) Eurodollar time deposits maturing within one year from the date of purchase thereof from any financial institution satisfying the criteria described in clause (d) above; and

         (f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (d) above.

    "Permitted Permanent Mortgage Financing" means Indebtedness of the Borrower that is incurred after the Effective Date and is secured by a mortgage on any Specified Real Estate; provided, however, that (a) the recourse of the lenders with respect to such Indebtedness is limited solely to the mortgaged real estate, (b) no agreement in connection with such Indebtedness restricts the ability of the Borrower or any of the Subsidiaries to create, incur, assume or suffer to exist any Indebtedness or any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, other than the mortgaged real estate, (c) the aggregate initial principal amount of the Indebtedness in connection with such Permitted Permanent Mortgage Financing is equal to at least 70% of the aggregate fair market value of the mortgaged real estate (determined at the time of issuance thereof in good faith by the board of directors of the Borrower), (d) the final maturity of such Indebtedness is later than the date that is eight years after the Effective Date, (e) such Indebtedness does not provide for amortization or prepayment of more than 15% of the principal amount of such Indebtedness prior to the date that is eight years after the Effective Date and (f) the aggregate Net Proceeds from the Permitted Permanent Mortgage Financing and all other Specified Permitted Refinancing Transactions (i) do not exceed $100,000,000 and (ii) are used to redeem or repurchase all or a portion of the Subordinated Notes or the Subordinated Debentures.

    "Permitted Sale/Leaseback Transaction" means one or more sale and leaseback transactions by the Borrower or any Subsidiary with respect to any Specified Real Estate; provided, however, that (a) no agreement in connection with such Permitted Sale/Leaseback Transaction restricts the ability of the Borrower or any of the Subsidiaries to create, incur, assume or suffer to exist any Indebtedness or any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, other than the real estate (and the related improvements) that are the subject of such Permitted Sale/Leaseback Transaction, (b) such Permitted Sale/Leaseback Transaction is consummated for consideration that is at least equal to the aggregate fair market value of the real estate (and the related improvements) subject thereto (determined at the time of consummation thereof in good faith by the board of directors of the Borrower), (c) the final maturity of the lease in connection with such Permitted Sale/Leaseback Transaction has a maturity date that is later than the date that is eight years after the Effective Date and (d) the aggregate Net Proceeds from (i) all Permitted Sale/Leaseback Transactions and (ii) all other Specified Permitted
Refinancing Transactions (A) do not exceed $100,000,000 and (B) are used to redeem or repurchase all or a portion of the Subordinated Notes or the Subordinated Debentures.

    "Permitted Subordinated Debt Refinancing" means (a) any Specified Permitted Refinancing Transaction and (b) the issuance by Holdings or the Borrower of Indebtedness that (i) is permitted by Section 6.01(a)(vii) and (ii) refinances, in whole or in part, either Subordinated Debt or Indebtedness that was previously incurred pursuant to Section 6.01(a)(vii) in connection with the refinancing of Subordinated Debt.

    "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    "Plainbridge" means Plainbridge, Inc., a Delaware corporation.

    "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.

    "Prepayment Event" means:

         (a) any sale, transfer or other disposition (including pursuant to a Sale/Leaseback Transaction (other than a Permitted Sale/Leaseback Transaction or a Qualified Sale/Leaseback Transaction)) of any property or asset of the Borrower or any Subsidiary, other than (i) Excluded Asset Sales, (ii) transfers of property in connection with any Permitted Permanent Mortgage Financing, (iii) sales, transfers and other dispositions described in clauses (a) and (b) of Section 6.05 and (iv) other dispositions resulting in aggregate Net Proceeds not exceeding $25,000,000 during any Fiscal Year; or

         (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary if the proceeds received by the Borrower or such Subsidiary in connection with such event become Net Proceeds; or

         (c) the issuance by the Borrower or any Subsidiary of any equity securities, other than any such issuance of equity securities to the Borrower or a Subsidiary; or


         (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a) (i) through (ix) and (xi) through (xx).

    "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

    "Qualified Sale/Leaseback Transaction" means the sale, pursuant to a Sale/Leaseback Transaction, of (a) any fee interest in any Real Property Asset consisting of a Related Store the construction of which is complete, provided that such sale occurs no more than 270 days after the later of the date of completion of such construction and the date on which the Borrower or any Subsidiary acquired such fee interest, or (b) any Equipment within 270 days after the acquisition of such Equipment by the Borrower or any Subsidiary; provided, however, that (i) no agreement in connection with such Qualified Sale/Leaseback Transaction restricts the ability of the Borrower or any of the Subsidiaries to create, incur, assume or suffer to exist any Indebtedness or any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, other than the real estate or Equipment that is the subject of such Qualified Sale/ Leaseback Transaction and (ii) such Qualified Sale/Leaseback Transaction is consummated for consideration that is at least equal to the aggregate fair market value of the real estate (and the related improvements) or Equipment subject thereto (determined at the time of consummation thereof in good faith by the chief financial officer of the Borrower and, in the case of any Qualified Sale/Leaseback Transaction or series of related Qualified Sale/Leaseback Transactions involving net proceeds in excess of $10,000,000, the board of directors of the Borrower).

    "Quarterly Amortization Date" means each January 15, April 15, July 15 and October 15, commencing July 15, 1998.

    "Real Estate Subsidiary" means (a) each wholly owned Subsidiary of the Borrower listed in Part A of Schedule 3.12 and (b) each Special Purpose Subsidiary, in each case so long as such wholly owned Subsidiary or Special Purpose Subsidiary remains liable with respect to Indebtedness that prohibits such wholly owned Subsidiary or Special Purpose Subsidiary from entering into the Guarantee Agreement and the Security Documents.

    "Real Property Assets" means interests in land, buildings, improvements and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Borrower or any Subsidiary.

    "Redemption Agreement" means the Redemption Agreement dated as of October 26, 1993, among Supermarket Holdings, Holdings and the holders of the Holdings Bonds, as such Redemption Agreement is in effect on the Effective Date and as such Redemption Agreement may thereafter be amended from time to time (other than pursuant to an amendment that would result in an Event of Default under paragraph (o) of Article VII).

    "Refinancing Debt" means any Indebtedness issued in connection with a Permitted Subordinated Debt Refinancing.

    "Refinancing Indenture" means the Indenture pursuant to which any Refinancing Debt is issued, as such indenture may be amended from time to time to the extent permitted under Section 6.11.

    "Register" has the meaning assigned to such term in Section 9.04.

    "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

    "Related Fund" means, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

    "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

    "Related Store" means any store or facility (including any grocery store or supermarket) that is or is intended to be used by the Borrower or any Subsidiary in connection with the business permitted under Section 6.03(b).

    "Release" has the meaning assigned to such term in Section 101(22) of CERCLA.

    "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

    "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

    "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

    "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $200,000,000.

    "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

    "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

    "Revolving Loan" means a Loan made pursuant to clause (c) of Section 2.01.

    "Revolving Maturity Date" means June 15, 2001. Notwithstanding the foregoing, if the Tranche A Maturity Date is extended in connection with any Permitted Subordinated Debt Refinancing, then the Revolving Maturity Date will be automatically extended to the Tranche A Maturity Date as so extended.

    "Sale/Leaseback Transaction" has the meaning assigned to such term in
Section 6.06.

    "S&P" means Standard & Poor's.

    "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

    "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

    "Security Agreement" means the Security Agreement, substantially in the form of Exhibit G, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

    "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

    "Senior Debt Leverage Ratio" means, on any date, the ratio of (a) Total Debt (other than Subordinated Indebtedness) as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

    "Senior Subordinated Note Indenture" means the Indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under Section 6.11.

    "Senior Subordinated Notes" means the up to $440,000,000 principal amount of 9-5/8% Senior Subordinated Notes due 2003 of the Borrower issued pursuant to the Senior Subordinated Note Indenture.

    "SMG II Holdings" means SMG II Holdings Corp., a Delaware corporation.

    "Specified ERISA Event" means all ERISA Events associated with the transfer in 1997 of assets of the Borrower or its Subsidiaries, relating to the inventory distribution and trucking functions of the Borrower's or such Subsidiary's business, to third parties that will perform such functions under contractual out-sourcing arrangements, which ERISA Events could reasonably be expected to result in liability of the Borrower and the Subsidiaries of an aggregate amount of up to $7,500,000.

    "Special Purpose Subsidiary" means each wholly owned Subsidiary of the Borrower that is organized for the purpose of, and is engaged solely in the business of, (a) owning a fee or leasehold interest in a single Real Property Asset and (b) owning or leasing Equipment located at such Real Property Asset, in each case used in the operation of a Related Store, provided that such interest in such Real Property Asset and such Equipment is acquired by such wholly owned Subsidiary after the Effective Date (i) directly from a person other than the Borrower or any Subsidiary or (ii) from the Borrower or any Subsidiary (A) in the case of the interest in such Real Property Asset, no more than 270 days after the later of the date of completion of the construction of such Related Store and the date on which the Borrower or any Subsidiary acquired such interest and (B) in the case of Equipment, within 270 days after the acquisition of such Equipment by the Borrower or any Subsidiary.

    "Specified Permitted Refinancing Transactions" means (a) any Permitted Sale/Leaseback Transaction, (b) any Permitted Permanent Mortgage Financing and (c) the issuance or incurrence by Holdings or the Borrower of unsecured Indebtedness; provided, however, that (i) such unsecured Indebtedness has a maturity date later than the date that is eight years after the Effective Date, (ii) such unsecured Indebtedness does not provide for any amortization or prepayment prior to the date that is eight years after the Effective Date,
(iii) the interest rate with respect to such unsecured Indebtedness is a rate of interest determined in good faith by the board of directors of the Borrower to be a market rate of interest at the time of the issuance of such unsecured Indebtedness and (iv) the covenants, defaults and remedies of such unsecured Indebtedness are no more restrictive with respect to the Borrower than the analogous provisions of this Agreement.

    "Specified Real Estate" means the real estate listed on Schedule 1.01(c) (and the related improvements).

    "Spin-Off Agreements" means (a) that certain Distribution and Transfer Agreement dated as of October 26, 1993, among the Borrower, Holdings and Plainbridge, (b) that certain Distribution and Transfer Agreement dated as of May 3, 1993, among the Borrower, Supermarket Holdings and Chefmark, (c) that certain Tax Indemnity Agreement dated as of October 26, 1993, between the Borrower and Plainbridge, (d) that certain Tax Sharing Agreement dated as of October 26, 1993, between the Borrower and SMG-II Holdings, (e) that certain Logistical Services Agreement dated as of October 26, 1993, between the Borrower and Plainbridge, (f) that certain Blair Services Agreement dated as of October 26, 1993, between the Borrower and Plainbridge, (g) that certain Rickel Services Agreement dated as of October 26, 1993, between the Borrower and Plainbridge,
(h) that certain Chefmark Services Agreement dated as of May 3, 1993, between the Borrower and Chefmark, and (i) that certain letter agreement dated as of May 3, 1993 between the Borrower and Chefmark filed as Exhibit 10.5 to the Registration Statement of the Borrower and Supermarket Holdings (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment No. 1 to Post-Effective Amendment No. 1 thereto.

    "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) Indebtedness of the Borrower or any Subsidiary in respect of industrial revenue or development bonds or financings, (b) workers' compensation liabilities of the Borrower or any Subsidiary, (c) the obligations of third party insurers of the Borrower or any Subsidiary arising by virtue of the laws of any jurisdiction requiring third party insurers, (d) Capital Lease Obligations or obligations with respect to Operating Leases of the Borrower or any Subsidiary, (e) performance, payment, deposit or surety obligations of the Borrower or any Subsidiary, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and (f) other obligations of the Borrower and the Subsidiaries to the extent consistent with past practices of the Borrower and the Subsidiaries or otherwise consistent with custom and practice in the industry.

    "Subordinated Debenture Indenture" means the indenture pursuant to which the Subordinated Debentures are issued, as such indenture may be amended from time to time to the extent permitted under Section 6.11.

    "Subordinated Debentures" means the up to $100,000,000 principal amount of 12-5/8% Subordinated Debentures due 2002 of the Borrower issued pursuant to the Subordinated Debenture Indenture.

    "Subordinated Debt" means, collectively, the Indebtedness of the Borrower evidenced by the Senior Subordinated Notes, the Subordinated Notes, the Subordinated Debentures and the Junior Subordinated Notes.

    "Subordinated Debt Indentures" means, collectively, the Senior Subordinated
Note Indenture, the Subordinated Note Indenture, the Subordinated Debenture Indenture and the Junior Subordinated Note Indenture.

    "Subordinated Indebtedness" means (a) the Subordinated Debt, (b) Indebtedness that (i) is permitted by Section 6.01(a)(vii) and (ii) refinances, in whole or in part, either Subordinated Debt or Indebtedness that was previously incurred pursuant to Section 6.01(a)(vii) in connection with the refinancing of Subordinated Debt and (c) any other Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent and the Required Lenders.

    "Subordinated Note Exchange Offer" means the offer by the Borrower to exchange Subordinated Notes for Supermarket Holdings Subordinated Notes, as more fully described in the Registration Statement of the Borrower and Supermarket Holdings on Form S-1 (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2 and 3 thereto and Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto.

    "Subordinated Note Indenture" means the indenture pursuant to which the Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under Section 6.11.

    "Subordinated Notes" means the up to $200,000,000 principal amount of 11-5/8% Subordinated Notes due 2002 of the Borrower issued pursuant to the Subordinated Note Indenture.

    "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power in the election of Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

    "Subsidiary" means any subsidiary of the Borrower.

    "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary or a Real Estate Subsidiary.

    "Supermarket Holdings" means Supermarkets General Holdings Corporation, a Delaware corporation.

    "Supermarket Holdings Existing Credit Agreement" means that certain Credit Agreement dated as of May 29, 1987, as amended, by and among Supermarket Holdings (formerly SMG Holdings Corporation), the banks listed therein as lenders, Bankers Trust Company and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as successor in interest to Manufacturers Hanover Trust Company.

    "Supermarket Holdings Intercompany Note" means that certain Promissory Note dated as of May 28, 1992, made by the Borrower to Supermarket Holdings in an outstanding principal amount of $983,000 as of May 3, 1997.

    "Supermarket Holdings Subordinated Notes" means the 11 5/8% Subordinated Notes due 2002 issued by Supermarket Holdings in an aggregate original principal amount of $200,000,000, which notes were in an aggregate outstanding principal amount of $983,000 as of May 3, 1997.

    "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

    "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

    "Swingline Loan" means a Loan made pursuant to Section 2.04.

    "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

    "Term Commitments" means a Tranche A Commitment or Tranche B Commitment or any combination thereof (as the context requires).

    "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.

    "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

    "Total Debt" means, as of any date of determination, without duplication, the aggregate principal amount of indebtedness (determined in accordance with GAAP) of the Borrower and the Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP (other than Indebtedness of the type referred to in clause (i) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

    "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $75,000,000.

         "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

         "Tranche A Maturity Date" means June 15, 2001. Notwithstanding the foregoing, if (a) any Permitted Subordinated Debt Refinancing is consummated and
(b) at the time of such Permitted Subordinated Debt Refinancing, no Default or Event of Default has occurred and is continuing, then the Tranche A Maturity Date will be automatically extended to the date that is the earlier of (i) the date that is six and one-half years after the Effective Date and (ii) the date that is one year prior to the Earliest Subordinated Debt Maturity Date, after giving effect to such Permitted Subordinated Debt Refinancing.

         "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

         "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $225,000,000.

         "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

         "Tranche B Maturity Date" means December 15, 2001. Notwithstanding the foregoing, if (a) any Permitted Subordinated Debt Refinancing is consummated and
(b) at the time of such Permitted Subordinated Debt Refinancing, no Default or Event of Default has occurred and is continuing, then the Tranche B Maturity Date will be automatically extended to the date that is the earlier of (i) the date that is eight years after the Effective Date and (ii) the date that is six months prior to the Earliest Subordinated Debt Maturity Date, after giving effect to such Permitted Subordinated Debt Refinancing.

         "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's financial statements referred to in
Section 3.04.

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, (i) all Borrowings made on the Effective Date and during the first two Business Days thereafter shall be ABR Borrowings and (ii) during the first 30 days following the Effective Date, only ABR Borrowings and Eurodollar Borrowings consisting of Eurodollar Loans with Interest Periods of one month may be made. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, so long as the exercise of such option would not cause the Borrower to incur increased costs. Any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than

$5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

         SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

         (ii) the aggregate amount of such Borrowing;

         (iii) the date of such Borrowing, which shall be a Business Day;

         (iv) subject to the second sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (v) subject to the second sentence of Section 2.02(b), in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the sum of the total Revolving exposures exceeding the total Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinancing an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

         (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

         (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph
(c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $125,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In addition, Corestates hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from Corestates, a participation in the Existing Letter of Credit issued by Corestates equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Existing Letter of Credit, effective as of the Closing Date. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph
(e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or

2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit strictly comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of

Credit issued by it. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the applicable Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, if any. The Administrative Agent shall notify the Lenders of any such replacement of the replaced Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount
(to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to the provisions of the second sentence of Section 2.02(b), the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar
     Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

         SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made. In the event that the Revolving Maturity Date is extended in connection with any Permitted Subordinated Debt Refinancing, (i) the Borrower will provide notice to the Lenders of such Permitted Subordinated Debt Refinancing and (ii) the Administrative Agent will (A) in consultation with the Borrower, determine the new Revolving Maturity Date and (B) distribute to the Borrower and each of the Lenders a notice setting forth the new Revolving Maturity Date. Any such notice from the Administrative Agent shall be binding on the Borrower and the Lenders absent manifest error.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                    DATE                        AMOUNT
                    ----                        ------
                    October 15, 1997            $  1,875,000

           DATE                                                     AMOUNT
           -----------------------------------------------------   --------
           January 15, 1998.....................................   1,875,000
           April 15, 1998.......................................   1,875,000
           July 15, 1998........................................   1,875,000
           October 15, 1998.....................................   1,875,000
           January 15, 1999.....................................   1,875,000
           April 15, 1999.......................................   1,875,000
           July 15, 1999........................................   1,875,000
           October 15, 1999.....................................   5,625,000
           January 15, 2000.....................................   5,625,000
           April 15, 2000.......................................   5,625,000
           July 15, 2000........................................   5,625,000
           October 15, 2000.....................................   9,375,000
           January 15, 2001.....................................   9,375,000
           April 15, 2001.......................................   9,375,000
           Tranche A Maturity Date..............................   9,375,000

Notwithstanding the foregoing, in the event that the Tranche A Maturity Date is at any time extended in connection with any Permitted Subordinated Debt Refinancing, the amortization schedule set forth above will be automatically adjusted so that (i) 20% of the then-outstanding principal amount of the Tranche A Term Loans will amortize in equal quarterly installments over the four Quarterly Amortization Dates immediately following the date of such extension and (ii) the remaining 80% of such principal amount will amortize in equal installments over the remaining Quarterly Amortization Dates occurring prior to the Tranche A Maturity Date after giving effect to such extension and on the Tranche A Maturity Date. Upon the occurrence of any such Permitted Subordinated Debt Refinancing, (i) the Borrower will provide notice to the Lenders of such Permitted Subordinated Debt Refinancing and (ii) the Administrative Agent will (A) in consultation with the Borrower, determine the new amortization schedule with respect to the Tranche A Term Loans and
(B) distribute to the Borrower and each of the Lenders a notice setting forth such new amortization schedule. Any such notice from the Administrative Agent shall be binding on the Borrower and the Lenders absent manifest error.

    (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

           DATE                                                     AMOUNT
           -----------------------------------------------------   --------
           October 15, 1997.....................................   $250,000
           January 15, 1998.....................................    250,000
           April 15, 1998.......................................    250,000
           July 15, 1998........................................    250,000
           October 15, 1998.....................................    250,000
           January 15, 1999.....................................    250,000
           April 15, 1999.......................................    250,000
           July 15, 1999........................................    250,000
           October 15, 1999.....................................    250,000
           January 15, 2000.....................................    250,000
           April 15, 2000.......................................    250,000

           DATE                                                     AMOUNT
           -----------------------------------------------------   --------
           July 15, 2000........................................     250,000
           October 15, 2000.....................................     250,000
           January 15, 2001.....................................     250,000
           April 15, 2001.......................................  50,000,000
           July 15, 2001........................................  50,000,000
           October 15, 2001.....................................  60,750,000
           Tranche B Maturity Date..............................  60,750,000

Notwithstanding the foregoing, in the event that the Tranche B Maturity Date is at any time extended in connection with any Permitted Subordinated Debt Refinancing, the amortization schedule set forth above will be automatically adjusted so that (i) the Tranche B Term Loans will amortize on each Quarterly Amortization Date in the amount of $250,000 until the last three Quarterly Amortization Dates occurring prior to the Tranche B Maturity Date after giving effect to such extension and (ii) the remaining principal amount of Tranche B Term Loans will amortize in equal installments over such last three Quarterly Amortization Dates and on the Tranche B Maturity Date. Upon the occurrence of any such Permitted Subordinated Debt Refinancing, (i) the Borrower will provide notice to the Lenders of such Permitted Subordinated Debt Refinancing and (ii) the Administrative Agent will (A) in consultation with the Borrower, determine the new amortization schedule with respect to the Tranche B Term Loans and (B) distribute to the Borrower and each of the Lenders a notice setting forth such new amortization schedule. Any such notice from the Administrative Agent shall be binding on the Borrower and the Lenders absent manifest error.

    (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date. In the event that the Tranche A Maturity Date or the Tranche B Maturity Date is at any time extended in connection with any Permitted Subordinated Debt Refinancing,
(i) the Borrower will provide notice to the Lenders of such Permitted Subordinated Debt Refinancing and (ii) the Administrative Agent will (A) in consultation with the Borrower, determine the new Tranche A Maturity Date or Tranche B Maturity Date, as applicable, and (B) distribute to the Borrower and each of the Lenders a notice setting forth the new Tranche A Maturity Date or Tranche B Maturity Date, as applicable. Any such notice shall be binding on the Borrower and the Lenders absent manifest error.

    (d) If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably, provided that any prepayment made pursuant to
Section 2.11(a) shall be applied, first, to reduce the next scheduled repayment of the Term Borrowings of such Class to be made pursuant to this Section (to the extent that such scheduled repayment would otherwise occur within 12 months of such prepayment made pursuant to Section 2.11(a)) unless and until such next scheduled repayment has been eliminated as a result of reductions hereunder and, second, to reduce the remaining scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably.

    (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment, provided that each repayment of Term Borrowings of either Class shall be applied to repay any outstanding ABR Term

Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

    SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

    (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, no later than the second Business Day after such Net Proceeds are received, prepay Term Borrowings (or, following the repayment of all Term Borrowings, permanently reduce the Revolving Commitments) in an aggregate amount equal to (i) in the case of any Prepayment Event described in clause (c) of the definition of the term "Prepayment Event", 50% of such Net Proceeds and (ii) in the case of any other Prepayment Event, 100% of such Net Proceeds.

    (c) Following the end of each Fiscal Year, commencing with the 1997 Fiscal Year, the Borrower shall prepay Term Borrowings (or, following the repayment of all Term Borrowings, permanently reduce the Revolving Commitments) in an aggregate amount equal to 50% of Excess Cash Flow for such Fiscal Year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to
Section 5.01 with respect to the Fiscal Year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such Fiscal Year).

    (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section, provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (a "Pro Rata Allocation"), provided that to the extent Tranche A Term Loans remain outstanding on the prepayment date, any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay such Tranche B Lender's Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings.

    (e) In the event that (a) the sum of (i) the aggregate principal amount of all Loans outstanding under the Revolving Commitments at any time and (ii) the LC Exposure at such time exceeds (b) the aggregate Revolving Commitments at such time, the Borrower will immediately repay Revolving Loans and, following the repayment of such Loans, cash collateralize outstanding Letters of Credit, in an aggregate amount equal to such excess.

    (f) The Borrower shall notify the Administrative Agent (and in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 Noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 Noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

    SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the 15th day of January, April, July and October of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

    (b) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to
(i) in the case of the portion of such Lender's LC Exposure that is attributable to Standby Letters of Credit, the excess of (A) the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such portion of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) over (B) the Fronting Fee, in each case during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) in the case of the portion of such Lender's LC Exposure that is attributable to Commercial Letters of Credit, the excess of (A) one-half of the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such portion of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) over (B) the Fronting Fee, in each case during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure. The Borrower also agrees to pay to each Issuing Bank a fronting fee (the "Fronting Fee"), which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the 15th day of January, April, July and October of each year shall be payable on the third Business Day following such fifteenth day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

    (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

    (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

    SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate with respect to ABR Revolving Loans minus the Applicable Rate with respect to commitment fees.

    (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

    (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

    (d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

    (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

    SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

    SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank; or

        (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than with respect to any matter addressed by Section 2.17) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

    (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

    (c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the basis of the calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

    (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or such Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

    SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event in accordance with the first two sentences of this Section. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the basis of calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

    SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

    (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

    (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties, interest and reasonable expenses arising from the gross negligence or wilful misconduct of such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and a copy of any written communication shall be delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, and shall be conclusive absent manifest error, provided, however, that the Lender shall not be obligated to make any of its tax returns available to the Borrower.

    (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

    (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, the Code or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

    (f) If the Administrative Agent or a Lender (or assignee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority.

    SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Partial Mortgages. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

    (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

    (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

    (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

    (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

    (f) It is the intent of the parties hereto that each of the Lenders shall share in all proceeds on the Collateral on a pro rata basis. Accordingly, on each occasion that proceeds in respect of Mortgaged Property are not allocated to Obligations owed to Revolving Lenders due to their omission as secured obligations under the related Mortgage (any such Mortgage, a "Partial Mortgage"), (i) each of the Lenders agrees (A) that the Administrative Agent shall be permitted to reallocate from (x) such proceeds (on a pro rata basis based on the aggregate amounts received by the Administrative Agent during the term of this Agreement in respect of all Collateral (excluding Collateral proceeds in respect of any Partial Mortgages)) to (y) the Revolving Lenders in an amount equal to the amounts in respect of the Mortgaged Property subject to such Partial Mortgage that would have been allocated to the Revolving Lenders but for the omission of Obligations owed to Revolving Lenders as secured obligations under such Partial Mortgage and (B) in allocating and depositing amounts to the respective Lenders, the Administrative Agent may give effect to and consider (x) any amounts that were previously permitted to be reallocated to the Revolving Lenders pursuant to clause (A) above but which have not theretofore been so reallocated and
(y) if the Administrative Agent deems it appropriate given the amount and nature of all the remaining Collateral at such time, the number of and the expected proceeds in respect of any remaining Partial Mortgages.

    (g) Consistent with the general intent of the parties hereto that each of the Lenders shall share in the Collateral on a pro rata basis, if the aggregate proceeds in respect of the Collateral shall be insufficient to satisfy all the outstanding Obligations, each of the Lenders (other than the Revolving Lenders) agrees that they shall reimburse the Revolving Lenders on a pro rata basis (based on the aggregate amounts received by them during the term of this Agreement to the extent that such Revolving Lenders shall have not received (after giving effect to the other provisions of this paragraph
(g)) their pro rata share of such aggregate proceeds due to the omission of the Obligations of Revolving Lenders as secured obligations under the Partial Mortgages.

    SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

    (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lenders that:

    SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

    SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Financing Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

    SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the 1992 through 1996 Fiscal Years, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the 1997 Fiscal Year ended May 3, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects and on a consolidated basis, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

    (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Financing Transactions, neither the Borrower nor any of the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

    (c) Since February 1, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, except as disclosed in the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 1997.

    SECTION 3.05. PROPERTIES. (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties). Except as permitted by Section 6.02, all such property is free and clear of Liens.

    (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    (c) Schedule 3.05(c) sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date that is material to the business of the Borrower or any Subsidiary after giving effect to the Financing Transactions.

    (d) Except as set forth on Schedule 3.05(d), as of the Effective Date, neither the Borrower nor any of the Subsidiaries has received notice of (i) any pending or contemplated condemnation proceeding affecting any Mortgaged Property where such proceeding, if determined adversely to the Borrower, could reasonably be expected to materially and adversely affect the operation thereof or (ii) any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.


    SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

    (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) is currently not in compliance with any Environmental Law or does not maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

    (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

    SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

    SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

    SECTION 3.09. TAXES. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 3.10. ERISA. Except for any Specified ERISA Event, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts that have been issued prior to the Effective Date, exceed by more than $500,000 the fair market value of the assets of such Plan as of such date, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of such date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans as of such date.

    SECTION 3.11. DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters (other than matters of a general economic nature or matters otherwise generally known) known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant financial uncertainties and contingencies and that no assurance can be given that such projections will be realized).

    SECTION 3.12. SUBSIDIARIES. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

    SECTION 3.13. INSURANCE. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

    SECTION 3.14. LABOR MATTERS. There are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending (or, to the knowledge of the Borrower, threatened) that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except to the extent that the failure to make such payments or accrue such liability could not reasonably be expected to have a Material Adverse Effect. The consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound where such right or termination or renegotiation could reasonably be expected to have a Material Adverse Effect.

    SECTION 3.15. SOLVENCY. Immediately after the consummation of the Financing Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. The amount of any contingent liability at any time shall be computed as the amount that, in light of all facts and circumstances existing at the time, represents the amount that could reasonably be expected to become an actual or material liability.

    SECTION 3.16. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on all right, title and interest of the pledgor thereunder in such Collateral to the extent such delivery is effective to perfect a Lien on such Collateral, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02.

    (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) in which a Lien may be perfected by filing a financing statement and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

    (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a Lien may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by
Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

    (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 3.16(d), the Mortgages shall constitute a Lien on all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

    SECTION 3.17. FEDERAL RESERVE REGULATIONS. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation G, U or X.

    SECTION 3.18. EXISTING LETTERS OF CREDIT. Schedule 3.18 accurately and completely describes each letter of credit outstanding immediately prior to the Effective Date and issued for the account of the Borrower or any of the Subsidiaries.

                                   ARTICLE IV

                                   CONDITIONS

    SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

    (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

    (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Shearman & Sterling, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Marc Strassler, General Counsel of the Borrower, substantially in the form of Exhibit B-2, and (iii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit C, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

    (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Financing Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

    (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

    (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

    (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary Loan Party thereto, together with stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Financing Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Financing Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

    (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with the following:

         (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

         (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

    (h) The Administrative Agent shall have received counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property. The Administrative Agent shall also have received, with respect to each Mortgaged Property that is owned by a Loan Party, (i) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request and (ii) such surveys as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request.

    (i) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of each Subsidiary Loan Party and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party.

    (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

    (k) The Lenders shall be reasonably satisfied as to the amount and nature of any Environmental Liabilities to which the Borrower and the Subsidiaries may be subject, and the plans of the Borrower with respect thereto, after giving effect to the Financing Transactions and the consummation of the other transactions contemplated hereby.

    (l) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under this Agreement to meet the ongoing working capital requirements of the Borrower and the Subsidiaries following the Financing Transactions and the consummation of the other transactions contemplated hereby.

    (m) The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows for the Borrower for the five Fiscal Years ended prior to the Effective Date and (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows for the Borrower for the fiscal quarter ending May 3, 1997, which financial statements shall not be materially inconsistent with the forecasts for such period previously provided to the Lenders.

    (n) The Lenders shall have received evidence satisfactory to them that after giving effect to the Financing Transactions, neither the Borrower nor any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Subordinated Debt and (iii) Indebtedness permitted under
Section 6.01.

    (o) The Administrative Agent shall have received (i) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the chief financial officer of the Borrower, and (ii) such other evidence reasonably requested by the Lenders, in each case with respect to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Financing Transactions.

    (p) (i) The Existing Credit Agreement and all commitments thereunder to lend shall have been terminated, all amounts outstanding thereunder shall have been paid in full and all Liens on the assets of the Borrower or any Subsidiary securing any obligations thereunder or under any related agreement shall have been permanently released and (ii) the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

    (q) The Lenders shall have received financial projections for the Borrower and the Subsidiaries for the 1997 through 2001 Fiscal Years, in each case in form and substance satisfactory to the Administrative Agent.

    (r) The Administrative Agent shall have received a Borrowing Request and a letter of credit request described in Section 2.05(b) with respect to the Loans and Letters of Credit to be made on the Effective Date.

    The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on July 15, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

    SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

    (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

    Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

    Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

    SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent:

    (a) within 90 days after the end of each Fiscal Year, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as otherwise disclosed in such financial statements);

    (b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes;

    (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower, the monthly "Operating Cash Flow (EBITDA)" report for such month, substantially in the form delivered to the Lenders prior to the Effective Date;

    (d) concurrently with any delivery of financial statements under clause
(a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) in the case of such financial statements under clause (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with Sections 6.16, 6.17, 6.18 and 6.19 and determining the Applicable Rate and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the

Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

    (e) concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements (i) stating that their audit has included a review of the terms of Article VI, Sections 6.01 through 6.05, 6.12, and 6.14 through
6.19 of this Agreement and any definitions set forth in this Agreement relating thereto, in each case as they relate to accounting matters, and (ii) stating whether, in connection with their audit, any condition or event that constitutes a Default has come to their attention, specifying the nature and period of existence thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default that would not be disclosed in the course of their audit examination;

    (f) as soon as practicable and in any event no later than February 28 of each Fiscal Year, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such Fiscal Year) and, promptly when available, any significant revisions of such budget;

    (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

    (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

    SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following promptly after any officer of the Borrower obtains knowledge thereof:

    (a) the occurrence of any Default;

    (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected (after giving effect to coverage and policy limits of insurance policies maintained by the Borrower and the Subsidiaries issued by unaffiliated insurers) to result in a Material Adverse Effect; and

    (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

    Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. INFORMATION REGARDING COLLATERAL. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office or its principal place of business or any office or facility at which Equipment or Inventory (as each such term is defined in the Security Agreement) owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

    (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

    SECTION 5.04. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any of the foregoing if the board of directors of the Borrower or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or of such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Subsidiary, as the case may be.

    SECTION 5.05. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before any penalty or fine shall be incurred by the Borrower or such Subsidiary with respect thereto if the failure to pay any such Indebtedness or other obligation has resulted or may result by law in an imposition of a Lien upon any of its properties, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves or has made other appropriate provision with respect thereto to the extent required in accordance with GAAP, (c) such contest effectively suspends the enforcement of any Lien securing such obligation and
(d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.06. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

    SECTION 5.07. INSURANCE. (a) The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies:

    (a) Insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in such amounts (giving effect to self-insurance), with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry. Each such policy of insurance that insures against loss or damage with respect to any Collateral shall name the Administrative Agent for the benefit of Lenders as the loss payee thereunder for amounts in excess of $5,000,000 per occurrence and shall provide for at least 30 days prior written notice to the Administrative Agent of any modification or cancellation of such policy.

Upon receipt by the Administrative Agent of any insurance proceeds as loss payee, (i) to the extent that the Borrower or any of its Subsidiaries intends to use any such insurance proceeds that are Net Proceeds to repair, restore or replace assets of the Borrower or any of its Subsidiaries as provided in the proviso of the definition of the term "Net Proceeds", the Administrative Agent shall, subject to the provisions of such proviso, deliver such insurance proceeds to the Borrower and (ii) otherwise, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such insurance proceeds, to the extent that they are Net Proceeds, to prepay the Loans in accordance with Section 2.11(b).

    (b) If at any time the area in which any Mortgaged Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets.

    SECTION 5.08. CASUALTY AND CONDEMNATION. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of Collateral or the commencement of any action or proceeding for the taking of any material portion of Collateral under power of eminent domain or by condemnation or similar proceeding.

    (b) If any portion of any Net Proceeds retained by or paid over to the Administrative Agent as provided in Section 5.07 and the definition of the term "Net Proceeds" continues to be held by the Administrative Agent on the date that is 365 days after the receipt of such Net Proceeds by the Borrower or any Subsidiary, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.11(b), provided that the Administrative Agent shall have complied with such Section 5.07 and such definition.

    SECTION 5.09. BOOKS AND RECORDS; INSPECTIOn. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that, so long as no Default or Event of Default shall have occurred and be continuing, representatives of the Borrower or such Subsidiary may be present at and participate in such discussions with such independent accountants), all at such reasonable times during normal business hours and as often as reasonably requested.

    SECTION 5.10. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.11. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Term Loans and up to $35,000,000 in principal amount of Revolving Loans, will be used only for the payment of (a) amounts outstanding under the Existing Credit Agreement and (b) fees and expenses payable in connection with the Financing Transactions. The proceeds of the Revolving Loans (other than Revolving Loans referred to in the immediately preceding sentence) and Swingline Loans will be used only for working capital and other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations G, U and X. Letters of Credit will be issued only for general corporate purposes.

    SECTION 5.12. ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within 15 Business Days after such Subsidiary is formed or acquired and, subject to preexisting Liens on such Subsidiary's assets and the terms thereof, promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within 15 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

    SECTION 5.13. FURTHER ASSURANCES. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant or perfect or continue the perfection of the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

    (b) If (i) any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof) or (ii) Liens permitted pursuant to Section 6.02 in favor of any Person other than the Administrative Agent or the Lenders on any material assets are released or cease to exist and such assets are not subject to any Liens (other than Permitted Encumbrances) for a period of 270 days, the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations, subject (in the case of clause (i) above) to preexisting Liens on such assets and the terms thereof, and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

    (c) The Borrower shall, and shall cause each of its Subsidiaries to, use their respective best efforts (which shall not be deemed to include, in the good faith judgment of the Borrower, the material modification of any rights or obligations, or the incurrence of any material obligations, under the applicable lease or the expenditure of money in excess of nominal amounts or the payment of monetary consideration other than nominal monetary consideration) when entering into any lease as a lessee (including any such lease entered into in connection with any Sale and Leaseback), whether such lease is an Operating Lease or Capital Lease, to obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of the leasehold interest of the Borrower or such Subsidiary, as the case may be, in the property that is the subject of such lease pursuant to a Mortgage and the assignment of such leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by the Administrative Agent or any Lender to the extent the Administrative Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Mortgage.

                                   ARTICLE VI

                                NEGATIVE COVENANTS

    Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

    SECTION 6.01. INDEBTEDNESS; CERTAIN EQUITY SECURITIES. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except that:

    (i) the Borrower and the Subsidiaries may become and remain liable with respect to the Obligations;

    (ii) the Borrower and the Subsidiaries may become and remain liable with respect to Capital Lease Obligations, provided that such Capital Lease Obligations are permitted by Section 6.12;

    (iii) the Borrower may become and remain liable with respect to Indebtedness to any of its wholly owned Subsidiaries or any Subsidiary Loan Party, and any wholly owned Subsidiary (other than any Real Estate Subsidiary) or any Subsidiary Loan Party may become and remain liable with respect to Indebtedness to the Borrower or any other wholly owned Subsidiary, provided that (i) all such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to the Administrative Agent pursuant to the terms of the Pledge Agreement, (ii) all such intercompany Indebtedness owed by the Borrower to any of the Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement and (iii) any payment by any Subsidiary under the Guarantee Agreement shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to the Borrower or to any of the Subsidiaries for whose benefit such payment is made;

    (iv) the Borrower and the Subsidiaries, as applicable, may remain liable with respect to Indebtedness described on Schedule 6.01;

    (v) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance, in whole or in part, any outstanding Indebtedness of the Borrower or any of the Subsidiaries permitted under clause (iv) of this Section or any Indebtedness previously incurred pursuant to this clause (v); provided, however, that in each case (A) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced plus any fees, expenses, premiums and penalties and (B) the interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (in the event the Indebtedness being refinanced is Subordinated Indebtedness) and other terms of such refinancing Indebtedness are in each case (x) the same as the corresponding provisions of the Indebtedness so refinanced, (y) more favorable to the Lenders than the corresponding provisions of in the Indebtedness being refinanced or (z) otherwise satisfactory to the Administrative Agent and the Required Lenders, provided that interest rates that are less than, maturities that are longer than and amortization schedules that result in a longer average life to maturity than the corresponding provisions of the Indebtedness being refinanced shall be deemed satisfactory to the Administrative Agent and the Required Lenders, and provided further that in no event shall any such refinancing Indebtedness that refinances Subordinated Indebtedness have any required amortization prior to the earliest scheduled amortization of the Subordinated



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

Indebtedness being refinanced without the consent of the Administrative Agent and the Required Lenders;

    (vi) the Borrower may remain liable with respect to the Subordinated Debt;

    (vii) the Borrower may become and remain liable with respect to subordinated Indebtedness incurred to refinance, in whole or in part, any Subordinated Debt or any Indebtedness previously incurred pursuant to this subsection (vii); provided, however, that in each case (A) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced (plus any fees, expenses, premiums and penalties), (B) the interest rate with respect to such refinancing Indebtedness is a rate of interest determined in good faith by the board of directors of the Borrower to be a market rate of interest at the time of the issuance of such refinancing Indebtedness and (C) the maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other terms of such refinancing Indebtedness are in each case
(x) the same as the corresponding provisions of the Indebtedness so refinanced, (y) more favorable to the Lenders than the corresponding provisions of the Indebtedness so refinanced or (z) otherwise satisfactory to the Administrative Agent and the Required Lenders, provided that interest rates that are less than, maturities that are longer than and amortization schedules that result in a longer average life to maturity than the corresponding provisions of the Indebtedness being refinanced shall be deemed satisfactory to the Administrative Agent and the Required Lenders;

    (viii) the Borrower and the Subsidiaries may incur other Refinancing Debt, provided that the aggregate Net Proceeds from all Specified Permitted Refinancing Transactions (including the Net Proceeds of all Refinancing Debt incurred in connection therewith) (A) do not exceed $100,000,000 and (B) are used to redeem or repurchase all or a portion of the Subordinated Notes or the Subordinated Debentures;

    (ix) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 6.02(d);

    (x) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 6.02(e);

    (xi) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 6.02(f);

    (xii) the Borrower and the Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

    (xiii) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness in respect of (i) Commercial Letters of Credit (in addition to any Commercial Letters of Credit issued hereunder) in an aggregate amount not to exceed at any time $10,000,000 and (ii) other Standby Letters of Credit (in addition to any Standby Letters of Credit issued hereunder) in an aggregate amount not to exceed at any time $25,000,000;

    (xiv) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness under Hedging Agreements, provided that the Borrower shall not enter into any Hedging Agreement pursuant to which the Borrower would assume any floating interest rate exposure if the ratio of (i) the aggregate principal amount of that portion of Total Debt for which the Borrower has floating interest rate exposure (after giving effect to such Hedging Agreement and all Hedging Agreements then in effect) to (ii) the aggregate principal amount of Total Debt exceeds 0.50:1.00;

    (xv) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness in respect of indemnification and purchase price adjustment obligations incurred in connection with any sales of assets so long as such indemnification and purchase price adjustment obligations are customary in light of the type of sales of assets in connection with which they were incurred;

    (xvi) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and the Subsidiaries in an aggregate amount not to exceed at any time $10,000,000;

    (xvii) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness under guarantees of trade credit extended to Plainbridge, Chefmark or Pauls Trucking Corp. in the ordinary course of business for the purchase of goods by Plainbridge, Chefmark or Pauls Trucking Corp., as the case may be, for or on behalf of the Borrower;

   (xviii) the Borrower or any Subsidiary may remain and become liable with respect to Indebtedness in respect of leasehold interests assigned by the Borrower or such Subsidiary to any Person other than the Borrower or any Subsidiary;

    (xix) the Borrower and the Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with any Qualified
Sale/Leaseback Transaction; and

    (xx) any Special Purpose Subsidiary may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 6.02(i).

    (b) The Borrower will not, and it will not permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock.

    SECTION 6.02. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

    (a) Permitted Encumbrances;

    (b) Liens granted pursuant to the Security Documents;

    (c) Liens described in Schedule 6.02;

    (d) (i) Liens on Real Property Assets consisting of fee interests in Related Stores (whether fully constructed or under construction) or Liens on Equipment (including rights of vendors under purchase contracts whereby title is retained for the purpose of securing the purchase price thereof), in each case securing the purchase price and/or cost of construction or improvement thereof or Indebtedness incurred to finance such purchase price and/or cost of construction or improvement, (ii) Liens on Real Property Assets consisting of fee interests in Related Stores, in each case which Liens were in existence at the time of acquisition of such Real Property Assets by the Borrower or any Subsidiary, and (iii) Liens on Real Property Assets



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

consisting of fee interests in Related Stores that are owned by any Subsidiary (other than any Subsidiary as of the Effective Date), in each case which Liens were in existence at the time such Subsidiary became a Subsidiary; provided, however, that in each case (A) with respect to any such Lien described in clause (i) above, no Event of Default shall have occurred and be continuing at the time of incurrence of such Lien, (B) with respect to any such Lien described in clause (i) above encumbering any Real Property Assets, such Lien was granted and the Indebtedness secured by such Lien was incurred at a time when such Real Property Assets were excluded from the definition of the term "Covered Real Property" pursuant to clause (c)(ii) or
(c)(iii) of such definition, (C) with respect to any such Lien on Equipment, the Indebtedness secured by such Lien was incurred within 270 days after the acquisition thereof, (D) such Lien is limited to such Real Property Assets or Equipment and any fixed improvements thereafter erected thereon, (E) with respect to any such Lien described in clause (ii) or (iii) above, the Indebtedness secured by such Lien was not incurred in contemplation of the acquisition by the Borrower or any Subsidiary of the applicable Real Property Assets or the transaction pursuant to which the applicable Subsidiary became such a Subsidiary, as the case may be, and (F) the principal amount of the Indebtedness secured by such Lien (x) shall not exceed the cost of such property to the Borrower or any Subsidiary and (y) shall not be less than 70% of the fair market value of such property at the time of incurrence of such Indebtedness (in the case of any such Lien described in clause (i) above), 40% of the fair market value of such property at the time of acquisition of the applicable Real Property Assets (in the case of any such Lien described in clause (ii) above, or 40% of the fair market value of such property at the time when the Subsidiary that owns the applicable Real Property Assets became a Subsidiary (in the case of any such Lien described in clause (iii) above);

    (e) Liens on any Real Property Assets (other than the Mortgaged Property) that immediately prior to the incurrence of such Liens constitute Covered Real Property, which Liens secure Non-Recourse Indebtedness of the Borrower or any Subsidiary; provided, however, that in each case (i) such Lien is limited to such Real Property Assets, (ii) the principal amount of the Indebtedness secured by such Lien shall not be less than 60% of the fair market value of such Real Property Assets at the time of incurrence of such Indebtedness and (iii) the Net Proceeds of the Indebtedness secured by such Lien shall be applied to prepay the Loans in accordance with Section 2.11;

    (f) Liens securing Non-Recourse Indebtedness of the Borrower or any Subsidiary incurred to refinance, in whole or in part, any outstanding Indebtedness of the Borrower or such Subsidiary that is secured by Liens on Real Property Assets permitted under subsection (d) or (e) of this Section; provided, however, that in each case (i) the Liens securing such refinancing Indebtedness are limited to the Real Property Assets that were subject to the Liens securing the Indebtedness so refinanced and (ii) the principal amount of such refinancing Indebtedness shall not be less than 60% of the fair market value of such Real Property Assets as of the date of such refinancing;

    (g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred to refinance any outstanding Indebtedness of the Borrower or such Subsidiary that is secured by Liens on Real Property Assets permitted under paragraph (c) of this Section; provided, however, that in each case (i) such refinancing Indebtedness is permitted under Section 6.01(a)(v), (ii) the Liens securing such refinancing Indebtedness are limited to the Real Property Assets that were subject to the Liens securing the Indebtedness so refinanced, (iii) the Indebtedness secured by such Lien is Non-Recourse Indebtedness to the extent that the Indebtedness so refinanced was Non-Recourse Indebtedness, and (iv) the principal amount of such refinancing Indebtedness shall not be (1) less than 60% of the fair market value of such Real Property Assets as of the date of such refinancing or (2) if such refinancing Indebtedness is not Non-Recourse Indebtedness, greater than 80% of the fair market value of such Real Property Assets as of the date of such refinancing;



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


    (h) Liens securing Refinancing Debt incurred with respect to a Permitted Permanent Mortgage Financing, provided that such Refinancing Debt is permitted pursuant to Section 6.01(a)(viii);

    (i) Liens securing Indebtedness incurred by any Special Purpose Subsidiary (i) to finance the purchase of any Real Property Asset and related Equipment or (ii) pursuant to any Sale/Leaseback Transaction;

    (j) Liens in favor of Amerisource Corporation relating to pharmacy-related inventory located in Related Stores and supplied to the Borrower by Amerisource Corporation; and

    (k) other Liens securing Indebtedness or other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

    SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing
(i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into any Subsidiary that is not a Loan Party and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless merger is also permitted by Section 6.04.

    (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

    SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

    (a) Permitted Investments;

    (b) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause (other than clause (i)) of this Section;

    (c) investments by the Borrower in the Subsidiaries, provided that the amount of investments by the Borrower in Subsidiaries that are not Loan Parties shall not exceed $2,000,000 in the aggregate at any time outstanding;

    (d) the Borrower and the Subsidiaries may make intercompany loans to the extent permitted under Section 6.01(a)(iii);



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


    (e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the amount of Indebtedness that is (i) outstanding with respect to Subsidiaries that are not Loan Parties and (ii) Guaranteed by any Loan Party shall not exceed $10,000,000 in the aggregate at any time outstanding;

    (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

    (g) the Borrower and the Subsidiaries may make loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $1,000,000;

    (h) the Borrower and the Subsidiaries may make and own investments in an aggregate amount not to exceed at any time outstanding $10,000,000 consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any asset sale permitted under Section 6.05; and

    (i) the Borrower and the Subsidiaries may make and own other investments in an aggregate amount not to exceed at any time outstanding $30,000,000.

    SECTION 6.05. ASSET SALES. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any Subsidiary to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

    (a) sales of (i) inventory, (ii) used, worn-out, obsolete or surplus equipment and (iii) Permitted Investments, in each case in the ordinary course of business;

    (b) sales, transfers and dispositions (i) to the Borrower or a Subsidiary Loan Party or (ii) to a Special Purpose Subsidiary, so long as any sale, transfer or disposition pursuant to this clause (ii) is for consideration that is at least equal to the aggregate fair market value of the property subject thereto (determined at the time of consummation thereof in good faith by the board of directors of the Borrower);

    (c) the Borrower and the Subsidiaries may make Asset Sales, provided that the aggregate assets sold pursuant to Asset Sales (other than Excluded Asset Sales) in any Fiscal Year shall not have accounted for more than 20% of the consolidated revenues of the Borrower and the Subsidiaries for the immediately preceding Fiscal Year as shown on the consolidated financial statements of the Borrower and the Subsidiaries for such immediately preceding Fiscal Year, and provided further that (i) the consideration received for the related assets (other than the related assets taken pursuant to any taking of assets described in clause (c) of the definition of the term "Asset Sale") shall be in an amount at least equal to (A) the fair market value thereof (taking into account any restrictions on the use of such related assets that the Borrower or any such Subsidiary may require in connection with the asset sale in question) or (B) a lower amount if the Board of Directors of the Borrower or such Subsidiary, as the case may be, shall determine in good faith that the sale of such related assets for such lower amount is desirable in order to minimize losses being incurred by the Borrower or such Subsidiary, as the case may be, with respect to such related assets and that such sale for such lower amount is in the best interest of the Borrower or such Subsidiary, as the case may be; (ii) at least 50% of the consideration received (excluding (A) any non-cash consideration received in connection with the exchange of assets of the Borrower or any Subsidiary for similar assets of any third party and (B) any consideration received in the form of the assumption of liability under any lease pertaining to such related assets



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

by the purchaser thereof) for the related assets (other than the related assets taken pursuant to any taking of assets described in clause (c) of the definition of the term "Asset Sale") shall be cash and, after giving effect to such transaction, the Borrower shall be in compliance with Section 6.04; and (iii) the Net Proceeds of such Asset Sales shall be applied in the manner and to the extent required by Section 2.11;

    (d) the Borrower and the Subsidiaries may, as lessor or sub-lessor, lease or sub-lease any Real Property Assets in the ordinary course of business;

    (e) the Borrower or any Subsidiary may, in the ordinary course of business, terminate any lease to which it is a party;

    (f) the Borrower or any Subsidiary may make Excluded Asset Sales, provided that the Net Proceeds of any Excluded Asset Sale in connection with any Permitted Sale/Leaseback Transaction are used to redeem or repurchase all or a portion of the Subordinated Notes and the Subordinated Debentures;

    (g) the Borrower and the Subsidiaries may make Asset Sales described in clause (a) of the definition of the term "Asset Sale" and not otherwise permitted by this Section to the extent that the aggregate fair market value of such assets sold in any single transaction or related series of transactions is equal to $1,000 or less; and

    (h) the Borrower and the Subsidiaries may enter into any Qualified Sale/Leaseback Transaction.

    SECTION 6.06. SALE/LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of the Subsidiaries (other than any Special Purpose Subsidiary) to, enter into any arrangement (a "Sale/ Leaseback Transaction"), directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the Borrower and the Subsidiaries may enter into any Permitted Sale/Leaseback Transaction, any Qualified Sale/Leaseback Transaction or any Sale/Leaseback Transaction pursuant to which the Borrower or any Subsidiary incurs Indebtedness permitted under Section 6.01(a)(v).

    SECTION 6.07. HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

    SECTION 6.08. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS. (a) The Borrower will not, and it will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock,
(ii) the Borrower's Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Borrower may declare and pay dividends to Holdings in an aggregate amount not in excess of $100,000 per annum to the extent required to pay the operating and administrative expenses (including franchise taxes) of Holdings, Supermarket Holdings and SMG II Holdings, (iv) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make payments to Supermarket Holdings in satisfaction of a corresponding portion of the Borrower's obligations under the Supermarket Holdings Intercompany Note at such times, in such amounts and to such extent (and only at such times, in such amounts and to such extent) necessary to enable Supermarket Holdings to make regularly scheduled payments of principal and interest in respect of any Supermarket Holdings Subordinated Notes not tendered pursuant to the Subordinated Note Exchange Offer in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture pursuant to which the Supermarket Holdings Subordinated Notes were issued, as such indenture is in effect as of the Effective Date, as amended by the Supplemental Supermarket Holdings Subordinated Note Indenture and (v) so long as no Event of Default or Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make payments to Holdings with any Net Proceeds from any Prepayment Event described in clause (c) of the definition of the term "Prepayment Event" after the Effective Date to the extent any such Net Proceeds are not required to be applied to prepay the Loans pursuant to
Section 2.11(b) to enable Holdings to purchase or redeem for cash, or defease in a manner satisfactory to Administrative Agent, all or any portion of the Holdings Bonds together with accrued interest thereon and the applicable prepayment premium required to be paid under the Holdings Bond Indenture, as such indenture is in effect as of the Effective Date.

    (b) The Borrower will not, and it will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Subordinated Indebtedness, except:

         (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under Section 6.11;

         (ii) refinancings of Indebtedness to the extent permitted by
     Section 6.01(a)(v) and (vii);

         (iii) repayments or repurchases of all or a portion of the Subordinated Notes or the Subordinated Debentures with (A) the Net Proceeds of Specified Permitted Refinancing Transactions with respect to any Specified Real Estate not exceeding an aggregate of $100,000,000 and (B) the Net Proceeds of any Excluded Asset Sale specified in clause (c) of the definition of such term; and

         (iv) sinking fund payments by the Borrower on June 15, 2000, and June 15, 2001, in an aggregate amount for each such payment of up to $50,000,000, in each case with respect to the Subordinated Notes.

    SECTION 6.09. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and it will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties,
(c) any Restricted Payment permitted by Section 6.08, (d) transactions under Spin-Off Agreements described in Existing Credit Agreement or (e) reasonable and customary fees paid to members of the Boards of Directors of the Borrower and the Subsidiaries.

    SECTION 6.10. RESTRICTIVE AGREEMENTS. The Borrower will not, and it will not permit any Subsidiary to, directly or indirectly, enter into, incur or (except for preexisting agreements or arrangements applicable to a property at the time of its acquisition or the property of a Subsidiary at the time of such Subsidiary's acquisition) permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

    SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. (a) The Borrower will not, and it will not permit any Subsidiary to, (i) amend, modify or waive any of its rights under (A) its certificate of incorporation, by-laws or other organizational documents or (B) the Spin-Off Agreements, in each case in any manner that would be reasonably likely to result in a Material Adverse Effect or (ii) amend, modify or waive any of its rights under any Subordinated Indebtedness if (A) the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or to increase any grace period with respect thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof) or change any collateral therefor (other than to release such collateral) or (B) the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) that would be adverse to the Borrower or the Lenders.

    (b) The Borrower shall not (i) designate any Indebtedness as "Specified Senior Indebtedness" (as defined in any of the Subordinated Debt Indentures) for purposes of any of the Subordinated Debt Indentures or (ii) make any analogous designation of Indebtedness incurred under any Refinancing Indenture, in each case without the prior written consent of the Required Lenders.

    SECTION 6.12. RESTRICTION ON LEASES. The Borrower shall not, and shall not permit any Subsidiary to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between the Borrower and its wholly owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed the corresponding amount set forth below opposite such Fiscal Year:


                                  MAXIMUM CONSOLIDATED
    FISCAL YEAR                     RENTAL PAYMENTS
    ----------------------       ---------------------
    1997                            $   111,376,000
    1998                            $   116,034,000
    1999 and thereafter             $   121,118,000


    SECTION 6.13. SALE OR DISCOUNT OF RECEIVABLES. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than any Excluded Asset Sale permitted pursuant to Section 6.05.

    SECTION 6.14. FISCAL YEAR. The Borrower shall not change the last day of its Fiscal Year from the Saturday closest to January 31.

    SECTION 6.15. CAPITAL EXPENDITURES. The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any Fiscal Year to exceed the amount set forth below opposite such Fiscal Year:


    FISCAL YEAR             AMOUNT
    -------------        -------------
    1997                 $  70,000,000
    1998                 $  75,000,000
    1999                 $  85,000,000
    Thereafter           $  95,000,000


    The amount of permitted Capital Expenditures set forth above in respect of any Fiscal Year shall be increased by the lesser of (a) the amount of unused Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding fiscal year) and (b) $20,000,000.

    SECTION 6.16. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio for any four-fiscal-quarter period ending during any period set forth below to be in excess of the ratio set forth below opposite such period:


    PERIOD                                                          AMOUNT
    --------------------------------------------------           -------------

    Closing Date through First Fiscal Quarter of 1998
     Fiscal Year                                                  7.50 to 1.00

    Second Fiscal Quarter of 1998 Fiscal Year                     7.25 to 1.00

    Third Fiscal Quarter of 1998 Fiscal Year through
     First Fiscal Quarter of 1999 Fiscal Year                     7.00 to 1.00

    Second Fiscal Quarter of 1999 Fiscal Year through
     Third Fiscal Quarter of 1999 Fiscal Year                     6.75 to 1.00

    Fourth Fiscal Quarter of 1999 Fiscal Year                     6.50 to 1.00

    First Fiscal Quarter of 2000 Fiscal Year                      6.25 to 1.00

    Second Fiscal Quarter of 2000 Fiscal Year                     6.00 to 1.00

    Third Fiscal Quarter of 2000 Fiscal Year                      5.75 to 1.00

    Fourth Fiscal Quarter of 2000 Fiscal Year                     5.50 to 1.00

    Thereafter                                                    5.00 to 1.00


    SECTION 6.17. CONSOLIDATED INTEREST AND RENTAL EXPENSE COVERAGE RATIO. The Borrower will not permit the ratio of (a) Consolidated EBITDAR of the Borrower and the Subsidiaries to (b) the sum of (i) Consolidated Interest Expense and (ii) Consolidated Rental Payments for any four-fiscal-quarter period ending during any period set forth below to be less than the ratio set forth below opposite such period:



     PERIOD                                                           RATIO
     --------------------------------------------------           -------------

     Closing Date through First Fiscal Quarter of 1998
      Fiscal Year                                                  1.20 to 1.00

     Second Fiscal Quarter of 1998 Fiscal Year through
      First Fiscal Quarter of 1999 Fiscal Year                     1.25 to 1.00

     Second Fiscal Quarter of 1999 Fiscal Year through
      First Fiscal Quarter of 2000 Fiscal Year                     1.30 to 1.00

     Second Fiscal Quarter of 2000 Fiscal Year through
      Fourth Fiscal Quarter of 2000 Fiscal Year                    1.35 to 1.00

     Thereafter                                                    1.40 to 1.00


    SECTION 6.18. MINIMUM CONSOLIDATED EBITDA. The Borro    wer will not
permit Consolidated EBITDA of the Borrower and the Subsidiaries for any four-fiscal-quarter period ending during any period set forth below to be less than the amount set forth below opposite such period:




    PERIOD                                                          AMOUNT
    --------------------------------------------------           -------------

    Closing Date through Fourth Fiscal Quarter of 1997
     Fiscal Year                                                  $180,000,000

    First Fiscal Quarter of 1998 Fiscal Year through Second
     Fiscal Quarter of 1998 Fiscal Year                            185,000,000

    Third Fiscal Quarter of 1998 Fiscal Year through Fourth
     Fiscal Quarter of 1998 Fiscal Year                            190,000,000

    First Fiscal Quarter of 1999 Fiscal Year through Second
     Fiscal Quarter of the 1999 Fiscal Year                        195,000,000

    Third Fiscal Quarter of 1999 Fiscal Year through Fourth
     Fiscal Quarter of 1999 Fiscal Year                            200,000,000

    First Fiscal Quarter of 2000 Fiscal Year through Second
     Fiscal Quarter of 2000 Fiscal Year                            215,000,000

    Third Fiscal Quarter of 2000 Fiscal Year through Fourth
     Fiscal Quarter of 2000 Fiscal Year                            230,000,000

    Thereafter                                                     250,000,000


    SECTION 6.19. Senior Debt Leverage Ratio. The Borrower will not permit the Senior Debt Leverage Ratio for any four-fiscal-quarter period ending during any period set forth below to be in excess of the ratio set forth below opposite such period:

PERIOD                                                           RATIO
-----------------------------------------------------------  -------------
Closing Date through First Fiscal Quarter of 1998            3.15 to 1.00
  Fiscal Year
Second Fiscal Quarter of 1998 Fiscal Year through First      3.00 to 1.00
  Fiscal Quarter of 1999 Fiscal Year
Second Fiscal Quarter of 1999 Fiscal Year through            2.75 to 1.00
  Fourth Fiscal Quarter of 1999 Fiscal Year
Thereafter                                                   2.50 to 1.00

                                  ARTICLE VII

                               EVENTS OF DEFAULT

    If any of the following events ("Events of Default") shall occur:

       (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

       (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

       (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary Loan Party in any Loan Document or any amendment or modification thereof or waiver thereunder or any representation or warranty made in writing by the Borrower or any Subsidiary Loan Party in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

       (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI;

       (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

       (f) the Borrower or any Subsidiary Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

       (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

       (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

       (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) by action of its board of directors, take any action for the purpose of effecting any of the foregoing;

       (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

       (k) one or more (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

       (l) an ERISA Event other than a Specified ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000 for all periods;

       (m) any Lien purported to be created under any Security Document with respect to any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any such material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's (A) failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or (B) failure to take any other action required to be taken on its part to maintain the validity and perfection of such Liens;

       (n) a Change in Control shall occur; or

       (o) the terms of the Holdings Bond Indenture, the Holdings Bonds or the Redemption Agreement shall be amended or changed, or any payment consistent with an amendment thereof or change thereto shall be made, and
    (i) the effect of such amendment or change is to increase the interest rate of the Holdings Bonds, change (to earlier dates) any dates upon which payments of principal or interest, or any cash payments of interest, are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or to increase any grace period with respect thereto), change the redemption, prepayment or defeasance provisions thereof or change any collateral therefor (other than to release such collateral) or
    (ii) the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Holdings Bonds (or a trustee or other representative on their behalf) that would be adverse to Supermarket Holdings, Holdings, the Borrower or the Lenders;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

    Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

    The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

    The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and
(c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

    The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

    Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

    SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

       (a) if to the Borrower, to it at 301 Blair Road, A-302, Woodbridge, New Jersey 07095-0915, Attention of Ron Marshall, Executive Vice President and Chief Financial Officer (Telecopy No. (908) 499-3100), with a copy to Marc Strassler, Vice President and General Counsel (Telecopy No. (908) 499-3460);

       (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, 8th Floor, New York, New York 10081, Attention of Anne Hickey (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of William Rindfuss (Telecopy No. (212) 270-1474);

       (c) if to the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, 8th Floor, New York, New York 10081, Attention of Anne Hickey (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Ruby Tulloch (Telecopy No. (212) 270-1474);

       (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, 8th Floor, New York, New York 10081, Attention of Anne Hickey (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Ruby Tulloch (Telecopy No. (212) 270-1474); and

       (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

    SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other

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

or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

    (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly set forth in the Security Documents), without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders.

    SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including (A) expenses incurred in connection with due diligence and (B) the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the

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transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement of its rights under the Loan Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.

    (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, except to the extent any such actual or alleged presence or Release of Hazardous Materials, or conditions giving rise to such Environmental Liability, originate after an Indemnitee has taken possession or control of such property, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any of such Indemnitee's Affiliates).

    (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

    (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

    (e) All amounts due under this Section shall be payable promptly after written demand therefor.

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

    SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.)

    (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to other Lenders, their Affiliates, a Related Fund of the assigning Lender or another Lender or to any Federal Reserve Bank without restriction, to other financial institutions or to any entity that is regularly engaged in making, purchasing or investing in loans or securities with the consent of the Borrower and the Administrative Agent, in each case not to be unreasonably withheld, provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of the Assigning Lender or another Lender in circumstances where the Borrower would not incur increased costs as a result of such assignment, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of the Assigning Lender or another Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

    (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and

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

the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

    (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

    (f) A Participant shall not be entitled to receive any greater payment under
Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

    (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

    SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any

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investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

    SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

    SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

    SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

    SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

    (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative

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Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

    (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

    SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to

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have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

    SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

    SECTION 9.14. Specified Senior Indebtedness. The Obligations shall constitute Specified Senior Indebtedness (as defined in each of the Subordinated Debt Indentures).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             PATHMARK STORES, INC.,

                                  by  /s/ Ron Marshall
                                     -----------------------------------------
                                     Name: Ron Marshall
                                     Title: Executive Vice President


                             THE CHASE MANHATTAN BANK, individually, as
                             Issuing Bank and as Administrative Agent,

                                  by  /s/ William P. Rindfuss
                                     -----------------------------------------
                                     Name: William P. Rindfuss
                                     Title: Vice President


                             CIBC INC., individually and as Co-Agent,

                                  by  /s/ Steven Blumberg
                                     -----------------------------------------
                                     Name: Steven Blumberg
                                     Title: Director


                             CORESTATES BANK, N.A., individually, as
                             Issuing Bank and as Co-Agent,

                                  by  /s/Thomas J. McDonnell
                                     -----------------------------------------
                                     Name: Thomas J. McDonnell
                                     Title: Vice President

                             VAN KAMPEN AMERICAN CAPITAL PRIME
                             RATE INCOME TRUST,

                                  by  /s/ Jeffrey Maillet
                                     -----------------------------------------
                                     Name: Jeffrey Maillet
                                     Title: Senior Vice President and Director

                             DEEPROCK & COMPANY,

                             By: Eaton Vance Management
                                 as Investment Advisor,

                                  by  /s/ Scott H. Page
                                     -----------------------------------------
                                     Name: Scott H. Page
                                     Title: Vice President

                             COMPAGNIE FINANCIERE de CIC et de l'Union
                             Europeenne,

                                  by  /s/ Sean Mounier
                                     -----------------------------------------
                                     Name: Sean Mounier
                                     Title: First Vice President

                                  by  /s/ Marcus Edward
                                     -----------------------------------------
                                     Name: Marcus Edward
                                     Title: Vice President

                             CREDIT LYONNAIS, NEW YORK BRANCH,

                                  by  /s/ Attila Koc
                                     -----------------------------------------
                                     Name: Attila Koc
                                     Title: Vice President

                             PNC BANK, NATIONAL ASSOCIATION,

                                  by  /s/ Michael Richards
                                     -----------------------------------------
                                     Name: Michael Richards
                                     Title: Vice President

                             SUMMIT BANK,

                                  by  /s/ Wayne R. Trotman
                                     -----------------------------------------
                                     Name: Wayne R. Trotman
                                     Title: Vice President, Regional Manager

                             TRANSAMERICA BUSINESS CREDIT CORPORATION,

                                  by  /s/ Perry Vavoules
                                     -----------------------------------------
                                     Name: Perry Vavoules
                                     Title: Senior Vice President

                             BANKBOSTON, N.A.,

                                  by  /s/ Timothy M. Barns
                                     -----------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Division Executive


                             CITIBANK, N.A.,

                                  by  /s/ Hans L. Christensen
                                     -----------------------------------------
                                     Name: Hans L. Christensen
                                     Title: Vice President

                             GENERAL ELECTRIC CAPITAL CORPORATION,

                                  by  /s/ Janet Williams
                                     -----------------------------------------
                                     Name: Janet Williams
                                     Title: Duly Authorized Signatory

                             PILGRIM AMERICA PRIME RATE TRUST,

                                  by  /s/ Michael J. Bacevich
                                     -----------------------------------------
                                     Name: Michael J. Bacevich
                                     Title: Vice President

                             PRIME INCOME TRUST,

                                  by  /s/ Raphael Scolari
                                     -----------------------------------------
                                     Name: Raphael Scolari
                                     Title: Senior Vice President

                             METROPOLITAN LIFE INSURANCE COMPANY,

                                  by  /s/ James R. Dingler
                                     -----------------------------------------
                                     Name: James R. Dingler
                                     Title: Assistant Vice President

                             SENIOR DEBT PORTFOLIO,

                             By: Boston Management and Research,
                                 as Investment Advisor,

                                  by  /s/ Scott H. Page
                                     -----------------------------------------
                                     Name: Scott H. Page
                                     Title: Vice President